UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014

LIBERATOR MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-05663	87-0267292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2979 SE Gran Park Way, Stuart, Florida 34997

(Address of Principal Executive Offices)

(772) 287-2414

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors;

Appointment of Principal Officers

On October 31, 2014, the Board of Directors (the “Board”) of Liberator Medical Holdings, Inc., a Nevada corporation (the “Company”), following the recommendation of the Corporate Governance and Nominating Committee of the Board, elected Ruben Jose King-Shaw, Jr., and Philip Sprinkle, II, to serve as members of the Board until the next annual meeting of shareholders and thereafter until their successors have been duly elected and qualified.  Mr. King-Shaw will serve on the Audit Committee and the Compensation Committee.  Mr. Sprinkle will serve as the Chairman of the Corporate Governance and Nominating Committee.

There are no arrangements or understandings between Messrs. King-Shaw or Sprinkle or any other person pursuant to which either of them was elected as a director.  There are no transactions in which either Mr. King-Shaw, Jr., or Mr. Sprinkle has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).  Both new directors will be compensated in the same manner as the Company’s other non-employee directors.

Item 8.01

Other Events

On October 31, 2014, the Company issued a press release announcing the appointment of Messrs. King-Shaw, Jr., and Sprinkle as Directors of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

The information under the caption, “Item 8.01 – Other Events,” including information in any related exhibits, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  This information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description

99.1

Press release issued by Liberator Medical Holdings, Inc., on

October 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATOR MEDICAL HOLDINGS, INC.

Registrant

Dated: November 3, 2014

             /s/ Mark A. Libratore

Mark A. Libratore, President

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